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INDEPENDENT AUDITORS' CONSENT

MERRILL LYNCH MUNICIPAL STRATEGY FUND, INC.:

We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 333-19479 of our report dated December 10, 1997 and to the reference to us under the caption 'Financial Highlights' appearing in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
December 30, 1997